AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 23rd day of May 2012, by and between Touchstone Strategic Trust, a Massachusetts business trust, with its principal place of business at 303 Broadway, Suite 1100, Cincinnati, Ohio 45202 (the "Acquiring Fund Registrant"), on behalf of each of the series reflected below in the table (each an "Acquiring Fund"), and Fifth Third Funds, a Massachusetts business trust, with its principal place of business at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (the "Acquired Fund Registrant"), on behalf of each of the series reflected below in the table (each an "Acquired Fund" and, collectively with the Acquiring Funds, the "Parties"). Fifth Third Asset Management, Inc., an Ohio corporation ("FTAM") joins this Agreement solely for purposes of Article VIII; and Touchstone Advisors, Inc., an Ohio corporation ("Touchstone Advisors"), joins this Agreement solely for purposes of Article VIII. Capitalized terms not otherwise defined herein shall have the meaning set forth in Article XIII hereof.
      This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. Each reorganization will consist of:
(i) the transfer of all of the assets of the Acquired Fund in exchange solely for corresponding class shares of the Acquiring Fund as set forth in the table below and on Exhibit A to this Agreement (each, a "Corresponding Class") and the assumption by the corresponding Acquiring Fund of the liabilities, as set forth in paragraph 1.3, of the Acquired Fund; (ii) the distribution of the Corresponding Class shares of the corresponding Acquiring Fund to the holders of the outstanding shares of the Acquired Fund as set forth in the table below and on Exhibit A of this Agreement; and (iii) the liquidation and dissolution of the Acquired Fund as provided herein, all upon the terms and conditions set forth in this Agreement (each a "Reorganization").
      The following chart shows (i) each Acquired Fund and its classes of shares and (ii) the corresponding Acquiring Fund and its corresponding classes of shares:


Acquired Fund, each a series of      Acquiring Fund, each
FIFTH THIRD FUNDS, and its           a series of TOUCHSTONE
Classes of Shares                    STRATEGIC TRUST, and its
                                     Classes of Shares

Fifth Third Micro Cap Value Fund     Touchstone Micro Cap Value Fund
     Class A                         Class A
     Class B                         Class A
     Class C                         Class C
     Institutional                   Class Y
Fifth Third Small Cap Value Fund    Touchstone Small Company Value Fund
     Class A                        Class A
     Class B                        Class A
     Class C                        Class C
     Institutional                  Class Y
Fifth Third International Equity
 Fund                              Touchstone International Value Fund
     Class A                       Class A
     Class B                       Class A
     Class C                       Class C
     Institutional                 Class Y
Fifth Third Strategic Income Fund  Touchstone Strategic Income Fund
     Class A                       Class A
     Class B                       Class A
     Class C                       Class C
     Institutional                 Class Y

      For convenience, the balance of this Agreement refers only to a single Reorganization, one Acquired Fund and one Acquiring Fund, but the terms and conditions hereof shall apply separately to each Reorganization and the Acquired Fund and Acquiring Fund participating therein. The consummation of any Reorganization shall not be contingent on the consummation of any other Reorganization and it is the intention of all of the parties hereto that each Reorganization described herein shall be conducted separately and independently of the others.
      WHEREAS, the Acquiring Fund and the Acquired Fund are separate series of the Acquiring Fund Registrant and the Acquired Fund
Registrant, respectively, and the Acquiring Fund Registrant and Acquired Fund Registrant are both open-end, registered management investment companies under the 1940 Act, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest;
      WHEREAS, the Acquiring Fund is authorized to issue its shares of beneficial interests;
      WHEREAS, the Board of Trustees of the Acquiring Fund Registrant ("Touchstone Board") has determined that the Reorganization, with respect to the Acquiring Fund, is in the best interests of the Acquiring Fund; and
      WHEREAS, the Board of Trustees of the Acquired Fund Registrant ("Fifth Third Board") has determined that the Reorganization, with respect to the Acquired Fund, is in the best interests of the Acquired Fund;
      NOW THEREFORE, in consideration of the mutual premises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, and FTAM and Touchstone Advisors to the extent indicated above, intending to be legally bound hereby, agree as follows:
ARTICLE I
TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND LIQUIDATION AND DISSOLUTION OF THE ACQUIRED FUND
      1.1 THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all Fund Assets, as defined in paragraph 1.2, to the Acquiring Fund. In exchange, the Acquiring Fund agrees to assume the liabilities of the Acquired Fund, as set forth in paragraph 1.3, and deliver to the Acquired Fund full and fractional shares of the Acquiring Fund ("Acquiring Fund Shares"). The number of full and fractional shares of each Corresponding Class of Acquiring Fund Shares (to the third decimal place) shall be determined by dividing (a) the value of the Fund Assets attributable to the corresponding class of the Acquired Fund, net of the Acquired Fund's Liabilities attributed to that class of the Acquired Fund (computed as of the Valuation Time (as defined in paragraph 2.5) in the manner set forth in paragraph 2.1), by (b) the net asset value of one share of such Corresponding Class of the Acquiring Fund Shares (computed as of the Valuation Time in the manner set forth in paragraph 2.2). Holders of each class of shares of the Acquired Fund will receive shares of the Corresponding Class of the Acquiring Fund, as set forth in Exhibit A to this Agreement. Such transactions shall take place at the closing on the Effective Time provided for in paragraph 3.1.
      1.2 ASSETS TO BE ACQUIRED. The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all Fund Assets. "Fund Assets" shall mean all properties and assets of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, but not limited to, any claims that the Acquired Fund may have against any Person), litigation proceeds of any type (including, without limitation, proceeds resulting from litigation involving portfolio securities as well as market timing/late trading actions or settlements) and receivables (including dividend and interest receivable), goodwill and other intangible property, Books and Records, and all interests, rights, privileges and powers, owned by the Acquired Fund, and any prepaid expenses shown on the Acquired Fund's books at the Valuation Time.
      (a) The Acquired Fund has provided the Acquiring Fund with its most recent audited financial statements, which contain a list of all of the Acquired Fund's assets as of the date of such statements. The Acquired Fund hereby represents that as of the date of the execution of this Agreement and as of the Effective Time (as defined below), there have been no changes in its financial position as reflected in such financial statements other than those occurring in the ordinary course of business in connection with the purchase and sale of securities, the issuance and redemption of Acquired Fund shares and the payment of normal operating expenses, dividends and capital gains distributions.
      (b) At least ten Business Days prior to the Valuation Time, the Acquired Fund will provide the Acquiring Fund with a complete schedule of the securities and other assets of the Acquired Fund. At least five Business Days prior to the Valuation Time, the Acquiring Fund will advise the Acquired Fund in writing of any investments of the Acquired Fund shown on the Acquired Fund's schedule provided above which the Acquiring Fund would not be permitted to hold (a) under its investment goal, principal investment strategies or investment restrictions; or (b) under applicable Law. Under such circumstances and, to the extent practicable, the Acquired Fund will, if requested by the Acquiring Fund in writing and, to the extent permissible and consistent with its own investment objectives and policies, dispose of such investments prior to the Valuation Time. Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any portfolio securities or other investments, if, in the reasonable judgment of the Fifth Third Board or FTAM, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquired Fund. The Acquired Fund shall promptly notify the Acquiring Fund of any such determination.
      1.3 LIABILITIES TO BE ASSUMED OR DISCHARGED. The Acquired Fund will, to the extent permissible and consistent with its own investment objectives and policies, use its best efforts to discharge all of the liabilities of the Acquired Fund prior to the Effective Time. The liabilities of the Acquired Fund to be assumed by the Acquiring Fund shall consist of all of the liabilities of the Acquired Fund ("Liabilities").
      1.4 DISTRIBUTION OF ACQUIRING FUND SHARES. Immediately upon receipt, the Acquired Fund will distribute the Corresponding Class of Acquiring Fund Shares received by the Acquired Fund from the Acquiring Fund pursuant to paragraph 1.1 pro rata to the record holders of shares of the corresponding class of the Acquired Fund. Such distribution will be accomplished by transferring the Acquiring Fund Shares then credited to the Acquired Fund's account on the Books and Records of the Acquiring Fund to open accounts on the Books and Records of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of the record holders of shares of the Acquired Fund and representing the respective pro rata number of the Acquiring Fund Shares due to such record holders. All issued and outstanding shares of the Acquired Fund will, without further notice, be cancelled promptly by the Acquired Fund on the Acquired Fund's Books and Records. Any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring Fund Shares issued to the Acquired Fund in accordance with paragraph 1.1 above. In addition, each record holder of the Acquired
Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Acquired Fund at or before the Valuation Time.
      1.5 TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Acquired Fund shares on the books of the Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.
      1.6 REPORTING RESPONSIBILITY. Any reporting responsibility of the Acquired Fund is and shall remain the responsibility of the Acquired Fund. The Acquiring Fund shall not assume any obligation of the Acquired Fund to file reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Acquired Fund.
      1.7 TERMINATION. As soon as conveniently practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4 has been made, the Acquired Fund shall take, in accordance with Massachusetts law, the 1940 Act and the Fifth Third Funds Governing Documents, all such other steps as may be necessary or appropriate to effect a complete liquidation and termination of the Acquired Fund.
      1.8 BOOKS AND RECORDS. Upon reasonable notice and except as previously disclosed to the Acquiring Fund in writing, copies of all books and records of the Acquired Fund, including all books and records required to be maintained under the 1940 Act, and the rules and regulations thereunder, shall be available for review by the Acquiring Fund and shall be provided to the Acquiring Fund as soon as practicable following the Valuation Time.
      1.9 OTHER REORGANIZATION SPECIFIC ITEMS. In connection with the Reorganization, any minimum investment amounts or sales load applicable to initial investments in the Acquiring Fund Shares shall be waived with respect to the Acquired Fund shareholder's initial receipt of Acquiring Fund Shares as part of the Reorganization.
ARTICLE II
VALUATION
      2.1 VALUATION OF ACQUIRED FUND NET ASSETS. The value of the Acquired Fund's Fund Assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on that date, determined in accordance with the valuation procedures approved by the Touchstone Board or such other valuation procedures as shall be mutually agreed upon by the Parties, net of the Liabilities of the Acquired Fund assumed by the Acquiring Fund.
      2.2 VALUATION OF ACQUIRING FUND SHARES. The net asset value per share of each class of Acquiring Fund Shares shall be the net asset value per share of such class of Acquiring Fund Shares computed as of the Valuation Time, in accordance with the valuation procedures approved by the Touchstone Board or such other valuation procedures as shall be mutually agreed upon by the Parties.
      2.3 SHARES TO BE ISSUED. The number of Acquiring Fund Shares to be issued (including fractional shares (to the third decimal place), if any) in connection with the Reorganization shall be determined in accordance with paragraph 1.1.

      2.4 DETERMINATION OF VALUE. All computations of value shall be made by BNY Mellon Investment Servicing (U.S.) Inc. ("BNY Mellon") on behalf of the Acquiring Fund and the Acquired Fund.
      2.5 VALUATION TIME. "Valuation Time" shall mean 4:00 PM Eastern Time of the Business Day preceding the Effective Time.

ARTICLE III
CLOSING AND EFFECTIVE TIME
      3.1          EFFECTIVE TIME. Subject to the terms and conditions
set forth herein, the Reorganization shall occur immediately prior to the opening of business on Monday, September 10, 2012, or such other date(s) as the Parties may agree to in writing (the "Effective Time").
To the extent any Fund Assets are, for any reason, not transferred at the Effective Time, the Acquired Fund shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practical date thereafter. The closing of the Reorganization shall be held in person, by facsimile, by e-mail or by such other communication means as may be mutually agreed by the Parties, at the Effective Time (the
"Closing").
      3.2          CUSTODIAN'S CERTIFICATE. The Acquired Fund shall
direct State Street Bank and Trust Company, as custodian for the
Acquired Fund (the "Custodian"), to deliver at the Closing a certificate of an authorized officer stating that: (a)  the Acquired Fund's portfolio securities, cash, and any other assets have been delivered in proper form to the Acquiring Fund on the Effective Time; and (b) all necessary taxes, including all applicable federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Acquired Fund.
      3.3          EFFECT OF SUSPENSION IN TRADING. If immediately prior
to the Valuation Time: (a) the New York Stock Exchange ("NYSE") or
another primary exchange on which the portfolio securities of the
Acquiring Fund or the Acquired Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or
(b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the
Valuation Time shall be postponed until the first Friday that is a business day after the day when trading is fully resumed and reporting is restored or such later date as may be mutually agreed in writing by an authorized officer of each Party.
      3.4 TRANSFER AGENTS' CERTIFICATE. The Acquired Fund shall direct Boston Financial Data Services, Inc., as transfer agent for the Acquired Fund as of the Effective Time, to deliver at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of Acquired Fund shareholders, and the number and percentage (to three decimal places) ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver or cause, BNY Mellon, its transfer agent, to issue and deliver to an officer of the Acquired Fund Registrant a confirmation evidencing Acquiring Fund Shares to be credited on the Effective Time or provide evidence satisfactory to the Acquired Fund that the Acquiring Fund Shares have been credited to the Acquired Fund's account on the Books and Records of the Acquiring Fund.
At the Closing, each Party shall deliver to the other such bills of sale, checks, assignments, treasurer, chief financial officer, president/vice president or other officer certificates, custodian and/or transfer agent instructions and certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
      4.1 Representations and Warranties of the Acquired Fund Registrant. The Acquired Fund Registrant, on behalf of the Acquired
Fund, hereby represents and warrants to the Acquiring Fund Registrant, on behalf of the Acquiring Fund, as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:
            (a) The Acquired Fund Registrant is a business trust duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquired Fund.
The Acquired Fund has full power under the Fifth Third Governing
Documents to conduct its business as it is now being conducted and to own the properties and assets it now owns. The Acquired Fund has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on the Acquired Fund.
            (b) The execution, delivery and performance of this Agreement by the Acquired Fund Registrant on behalf of the Acquired Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the Fifth Third Board, and the Fifth
Third Board has approved the Reorganization and has resolved to recommend the Reorganization to the shareholders of the Acquired Fund and to call a meeting of shareholders of the Acquired Fund for the purpose of approving this Agreement and the Reorganization contemplated hereby. Other than the approval by the requisite vote of the shareholders of the outstanding shares of the Acquired Fund in accordance with the provisions of the Fifth Third Governing Documents, applicable Massachusetts Law and the 1940 Act, no other action on the part of the Acquired Fund or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the
Acquired Fund Registrant on behalf of the Acquired Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Acquired Fund Registrant on behalf of the Acquired Fund, and assuming due authorization, execution and delivery hereof by the Acquiring Fund Registrant on behalf of the Acquiring Fund, is a legal, valid and binding obligation of the Acquired Fund Registrant, as it relates to the Acquired Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities Laws).
            (c) The authorized capital of the Acquired Fund consists of an unlimited number of shares of beneficial interest with no par value. Each share represents a fractional undivided interest in the Acquired Fund. All issued and outstanding shares of the Acquired Fund are duly authorized, validly issued, fully paid and non-assessable.
There are no outstanding options, warrants or other rights of any kind to acquire from the Acquired Fund any shares of any series or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquired Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.
The Acquired Fund has no share certificates outstanding.
            (d)          The Acquired Fund has no subsidiaries.
            (e) Except for consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration
Statement (as defined below), the execution, delivery and performance of this Agreement by the Acquired Fund Registrant on behalf of the Acquired Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the Fifth Third Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which the Acquired Fund Registrant is a party or by which the Acquired
Fund Registrant or the Acquired Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund Registrant is a party or by which the Acquired Fund Registrant or the Acquired Fund is bound, (iii) result in a breach or violation by the Acquired Fund Registrant or the Acquired Fund of any terms, conditions, or provisions of any Law or Order, or
(iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body other than such documents as are necessary to terminate the Acquired Fund as a series of a Massachusetts business trust.
            (f)             (i)         Prior to the execution of this
Agreement, the Acquired Fund has delivered to the Acquiring Fund
Registrant true and complete copies of the Acquired Fund's audited statement of assets and liabilities of as of July 31, 2011, and unaudited statement of assets and liabilities as of January 31, 2012, or a later date if available prior to the date hereof, and the related audited schedules of investments, statements of income and changes in net assets and financial highlights for the periods then ended.
                  (ii) Except as set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the Acquired Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.
                  (iii) To the best of the Acquired Fund's Knowledge, except as reflected or reserved against in the statement of assets and liabilities included in the Acquired Fund's audited financial statements as of July 31, 2011, and unaudited financial statements as of January 31, 2012, or in the notes thereto, or as previously disclosed in writing to the Acquiring Fund Registrant, there are no liabilities against, relating to or affecting the Acquired Fund or any of its properties and assets, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Fund or its properties or assets. In particular, since January 31, 2012 to the best of the Acquired Fund's Knowledge and except as previously disclosed in writing to the Acquiring Fund
Registrant, there has not been any change in the financial condition, properties, assets, liabilities or business of the Acquired Fund that would have a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.
            (g) As of the date hereof, except as previously disclosed to the Acquiring Fund in writing, and except as have been corrected as required by applicable Law, and to the best of the Acquired Fund's Knowledge, there have been no material miscalculations of the net asset value of the Acquired Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquired Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.
            (h) Except as previously disclosed to the Acquiring Fund Registrant in writing, the minute books and other similar records of the Acquired Fund Registrant as made available to the Acquiring Fund Registrant prior to the execution of this Agreement contain a true and complete record in all material respects of all material action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Acquired Fund, the Fifth Third Board and committees of the Fifth Third Board. The stock transfer ledgers and other similar records of the Acquired Fund as made available to the Acquiring Fund Registrant prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund.
            (i) The Acquired Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules and regulations thereunder.
            (j) Except as set forth in writing to the Acquiring Fund, there is no Action or Proceeding pending against the Acquired Fund Registrant or the Acquired Fund or, to the best of the Acquired Fund's Knowledge, threatened against, relating to or affecting, the Acquired
Fund Registrant or the Acquired Fund.
            (k) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Acquired Fund Registrant or the Acquired Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.
            (l) The Acquired Fund Registrant is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect, and the Acquired Fund is a separate series of the Acquired Fund Registrant duly designated in accordance with the applicable provisions of the Fifth Third Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations.
            (m) All federal and other tax returns and reports of the Acquired Fund required by Law to have been filed (giving effect to any extensions) have been timely filed and are or were true, correct and complete in all material respects as of the time of their filing, and all taxes of the Acquired Fund which are due and payable (whether or not shown on any tax records) shall have been timely paid in full or provision has been made for payment thereof. The Acquired Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement. All of the Acquired Fund's tax liabilities have been adequately provided for on its Books and Records in respect of all periods ending on or before the date of such Books and Records. The Acquired Fund has not had any tax deficiency or liability asserted against it that has not been previously disclosed in writing to the Acquiring Fund or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquired Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquired Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.
            (n) The Acquired Fund has elected to be, and has met the requirements of Subchapter M of the Code for qualification and treatment as, a "regulated investment company" within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Effective Time, treating the Effective Time as the close of its tax year if the year does not otherwise close on such date. The Acquired Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquired Fund has no other material tax liability (foreign, state, or local), except as accrued on the Acquired Fund's Books and Records. The Acquired Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.
            (o) The Acquired Fund is not under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).
            (p) Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its shares and has withheld in respect of dividends and other distributions and redemption proceeds and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.
            (q) The Acquired Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.
            (r) The Acquired Fund does not own any "converted property" (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and Treasury Regulations thereunder.
            (s) Except as otherwise disclosed to the Acquiring Fund, the Acquired Fund has not previously been a party to a reorganization under Section 368(a) of the Code.
            (t) The Acquired Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations in (m) through (s).
            (u) All issued and outstanding shares of the Acquired Fund have been offered and sold by the Acquired Fund in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, and are registered under the 1933
Act and under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to the Acquiring Fund in writing. Such registrations are, in all material respects, complete, current and have been continuously effective, and all fees required to be paid have been paid. The Acquired Fund is not subject to any "stop order" and is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being, or were, registered and sold.
            (v)          The current prospectus and statement of
additional information of the Acquired Fund, including any amendments and supplements thereto, and each prospectus and statement of additional information of the Acquired Fund used at all times during the past three years prior to the date of this Agreement conform, or conformed at the time of its or their use, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder, and do not, or did not, as of their dates of distribution to the public, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The Acquired Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquired Fund.
            (w) The combined proxy statement and prospectus and statement of additional information (collectively, the "Proxy Statement/Prospectus") to be included in the Acquiring Fund Registrant's registration statement on Form N-14 (the "Registration Statement") and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Fund Registrant or the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Fund Registrant or the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement.
            (x) Except as previously disclosed in writing to the Acquiring Fund Registrant, at the Effective Time, the Acquired Fund will have good and marketable title to the Fund Assets and full right, power, and authority to sell, assign, transfer and, upon delivery and payment for the Fund Assets, deliver such Fund Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, and subject to no restrictions on the subsequent transfer thereof (other than any Fund Assets consisting of restricted securities) or as otherwise disclosed in writing to the Acquiring Fund Registrant at least fifteen Business Days prior to the Effective Time, provided that the Acquiring Fund will acquire Fund Assets that are segregated or pledged as collateral for the Acquired Fund's short sale and derivative positions (if any), including without limitation, as collateral for swap positions and as margin for futures positions, subject to such segregation and liens that apply to such Fund Assets.
            (y) The Acquired Fund Registrant has adopted and implemented written policies and procedures in accordance with Rule 38a-
1 under the 1940 Act.
            (z) Except as disclosed in writing to the Acquiring Fund, to the best of the Acquired Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.
      4.2 Representations and Warranties of the Acquiring Fund Registrant. The Acquiring Fund Registrant, on behalf of the Acquiring
Fund, hereby represents and warrants to the Acquired Fund Registrant, on behalf of the Acquired Fund, as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:
            (a) The Acquiring Fund Registrant is a business trust duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquiring Fund.
The Acquiring Fund has full power under the Touchstone Governing
Documents to conduct its business as it is now being conducted and to own properties and assets for itself. The Acquiring Fund will prior to the Effective Time have all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business.
            (b) The execution, delivery and performance of this Agreement by the Acquiring Fund Registrant on behalf of the Acquiring
Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the Touchstone Board, and the Touchstone Board has approved the Reorganization. No action on the part of the shareholders of the Acquiring Fund is necessary to authorize the execution, delivery and performance of this Agreement by the Acquiring
Fund Registrant on behalf of the Acquiring Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Acquiring Fund Registrant on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery hereof by the Acquired Fund Registrant on behalf of the Acquired Fund, is a legal, valid and binding obligation of the Acquiring Fund Registrant, as it relates to the Acquiring Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities
Laws).
            (c) The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest with no par value. As of the Valuation Time, the outstanding shares of beneficial interest of the Acquiring Fund will consist solely of shares having the characteristics described in the Acquiring Fund's prospectus effective at such time. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquiring Fund any shares of any series or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquiring Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.
            (d) Except for consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by the Acquiring Fund Registrant on behalf of the Acquiring Fund does not, and the consummation of the transactions contemplated herein will not:
(i) violate or conflict with the terms, conditions or provisions of the Touchstone Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which the Acquiring Fund Registrant is a party or by which the Acquiring Fund Registrant or the Acquiring Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund Registrant is a party or by which the Acquiring Fund Registrant or the Acquiring Fund is bound, (iii) result in a breach or violation by the Acquiring Fund Registrant or the Acquiring Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.
            (e) Except as set forth in writing to the Acquired Fund, there is no Action or Proceeding pending against the Acquiring
Fund Registrant or the Acquiring Fund or, to the best of the Acquiring
Fund Registrant's Knowledge, threatened against, relating to or affecting, the Acquiring Fund Registrant or the Acquiring Fund.
            (f) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Acquiring Fund Registrant or the Acquiring Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.
            (g) The Acquiring Fund Registrant is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect, and the Acquiring
Fund is a separate series of the Acquiring Fund Registrant duly designated in accordance with the applicable provisions of the Touchstone Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations.
            (h) The Acquiring Fund will not have had any assets (other than assets required to meet the requirements of Section 14(a) of the 1940 Act or other seed capital) or operations at any time prior to the Effective Time.
            (i) The Acquiring Fund was established in order to effect the transactions described in this Agreement, and, prior to the Effective Time, shall not have carried on any business activity (other than such activities as are customary to the organization of a new series prior to its commencement of investment operations). It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first federal income tax return at the completion of its first taxable year, the Acquiring Fund shall elect to be taxed as a "regulated investment company" under Subchapter M of the Code and until such time shall take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code for its taxable year that includes the Effective Time. The Acquiring Fund intends to continue to qualify for such treatment for its subsequent taxable years. The Acquiring Fund is and will at the Effective Time be treated as a separate corporation under Section 851(g) of the Code.
            (j) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately thereafter to its shareholders) pursuant to the terms of this Agreement will have been duly authorized at the Effective Time and, when so issued and delivered, will be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.
            (k) As of the Valuation Time, the Acquiring Fund's prospectus and statement of additional information will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
            (l) The Proxy Statement/Prospectus to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto (i) each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement, and
(ii) each does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration
Statement; provided, however, that the Acquiring Fund Registrant makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Fund Registrant or the Acquired Fund and furnished by the Acquired Fund to the Acquiring Fund Registrant specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.
            (m) The Acquiring Fund Registrant has adopted and implemented written policies and procedures in accordance with Rule 38a-
1 under the 1940 Act.
            (n) The Acquiring Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules and regulations thereunder.
            (o) Except as disclosed in writing to the Acquired Fund, to the best of the Acquiring Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquiring Fund other than changes occurring in the ordinary course of business.
            (p) Neither the Acquiring Fund Registrant nor the Acquiring Fund is under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).
            (q) The Acquiring Fund has no unamortized or unpaid organizational fees or expenses for which it does not expect to be reimbursed by Touchstone Advisors or its Affiliates.
ARTICLE V
COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND
      5.1 OPERATION IN ORDINARY COURSE. The Acquiring Fund and the Acquired Fund will each operate its respective business in the ordinary course between the date of this Agreement and the Effective
Time. With respect to the Acquired Fund, it is understood that such ordinary course of business will include (a) customary dividends; (b) shareholder purchases and redemptions and (c) seeking to cause the continued good faith performance by the investment adviser, sub-adviser(s), administrator, distributor and other service providers of their respective responsibilities in accordance with their agreements with the Acquired Fund or the Acquiring Fund, as applicable, and applicable Law. It is understood that such ordinary course of business with respect to the Acquiring Fund shall be limited to such actions as are customary to the organization of a new series prior to its commencement of investment operations. No Party shall take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.
      5.2 APPROVAL OF SHAREHOLDERS. The Acquired Fund Registrant will call a special meeting of the Acquired Fund shareholders to consider and act upon this Agreement and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.
      5.3 INVESTMENT REPRESENTATION. The Acquired Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.
      5.4 ADDITIONAL INFORMATION. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund's shares.
      5.5 FURTHER ACTION. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Effective Time.
      5.6          FINANCIAL STATEMENTS. At the Closing, the Acquired
Fund will deliver to the Acquiring Fund an unaudited statement of assets and liabilities of the Acquired Fund, together with a schedule of portfolio investments as of and for the interim period ending at the Valuation Time. These financial statements will present fairly in all material respects the financial position and portfolio investments of the Acquired Fund as of the Valuation Time in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and there will be no material contingent liabilities of the Acquired
Fund not disclosed in said financial statements. These financial statements shall be certified by the Treasurer of the Acquired Fund Registrant as, to the best of his or her Knowledge, complying with the requirements of the preceding sentence. The Acquired Fund also will deliver to the Acquiring Fund at the Effective Time (i) the detailed tax-basis accounting records for each security or other investment to be transferred to the Acquiring Fund hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the basis used for determination of gain and loss realized on the partial sale of any security to be transferred to the Acquiring Fund and (ii) a statement of earnings and profits of the Acquired Fund for federal income tax purposes that shall be carried over by the Acquired Fund as a result of Code Section 381 and which shall be certified by the Treasurer of the Acquired Fund Registrant.
      5.7          PROXY STATEMENT/ PROSPECTUS AND REGISTRATION
STATEMENT. The Parties will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC in a form satisfactory to the Parties and their respective counsel as promptly as practicable. Upon effectiveness of the Registration Statement, the Acquired Fund will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Acquired Fund entitled to vote on this Agreement and the transactions contemplated herein in accordance with the Fifth
Third Governing Documents. Each Party will provide the materials and information necessary to prepare the Registration Statement, for inclusion therein, in connection with the shareholder meeting of the Acquired Fund to consider the approval of this Agreement and the transactions contemplated herein. If, at any time prior to the Effective Time, a Party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Party discovering the item shall notify the other Parties and the Parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.
      5.8 PRE-CLOSING DIVIDEND. On or before the Effective Time, the Acquired Fund shall have declared and paid to its shareholders of record a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing all of the Acquired
Fund's investment company taxable income (computed without regard to any deduction for dividends paid), if any, plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable years ending on or before the Effective Time, and all of its net capital gains realized (after reduction for any capital loss carry forward), if any, in all taxable years ending on or before the Effective Time.
      5.9 TAX-FREE REORGANIZATION. It is the intention of the parties that the transaction contemplated by this Agreement with respect to the Acquired Fund and the Acquiring Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties to this Agreement shall take any action or cause any action to be taken, including, without limitation, the filing of any tax return, that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code.
      5.10 INFORMATION. The Parties will furnish to each other, and each other's accountants, legal counsel and other representatives, as appropriate, throughout the period prior to the Effective Time, all such documents and other information concerning the Acquired Fund and the Acquiring Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of reasonably requested documents and other information. Each Party shall make its officers available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder to the extent that such Party's officers are familiar with such documents or information.
      5.11 NOTICE OF MATERIAL CHANGES. Each Party will notify the other Parties of any event causing a Material Adverse Effect to such Party as soon as practicable following such Party's Knowledge of any event causing such a Material Adverse Effect.
      5.12 OTHER NECESSARY ACTION. The Parties will each take all necessary action and use their reasonable best efforts to complete all filings, obtain all governmental and other consents and approvals and satisfy any other provision required for consummation of the transactions contemplated by this Agreement.
      5.13 ISSUED SHARES. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately thereafter to its shareholders) pursuant to this Agreement, will have been duly authorized at the Effective Time. Said shares when issued and delivered will be registered under the 1933 Act, will be duly and validly issued, fully paid and non-assessable. No shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.
      5.14           FINAL TAX RETURNS AND FORMS 1099 OF ACQUIRED FUND.
After the Effective Time, except as otherwise agreed to in writing by the Parties, the Acquired Fund shall or shall cause its agents to prepare any federal, state or local returns, including any Forms 1099, required to be filed by the Acquired Fund with respect to the taxable year ending on or prior to the Effective Time and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.
      5.15 COMPLIANCE WITH SECTION 15(f). The Acquiring Fund Registrant agrees that, for the minimum time periods specified in
Section 15(f) of the 1940 Act it shall take (or refrain from taking, as the case may be) such actions as are necessary to ensure that: (a) at least seventy-five percent (75%) of the trustees of the Acquiring Fund Registrant shall not be "interested persons" (as that term is defined in the 1940 Act) of the Acquiring Fund's investment adviser or the Acquired Fund's investment adviser; (b) no "unfair burden" (as that term is defined in Section 15(f)(2)(B) of the 1940 Act) shall be imposed on the Acquired Fund; and (c) each vacancy among the trustees of the Acquiring Fund Registrant which must be filled by a person who is neither an interested person of the Acquiring Fund's investment adviser nor of the Acquired Fund's investment adviser so as to comply with Section 15(f) of the 1940 Act, as if such Section were applicable, shall be filled in the manner specified by Section 16(b) of the 1940 Act. The Acquiring Fund Registrant may elect, in lieu of the covenants set forth in the preceding sentence, to apply for and obtain an exemptive order under
Section 6(c) of the 1940 Act from the provisions of Section 15(f)(1)(A) of the 1940 Act, in form and substance reasonably acceptable to FTAM.
ARTICLE VI
CONDITIONS PRECEDENT
      6.1          Conditions Precedent to Obligations of the Acquired
Fund Registrant. The obligations of the Acquired Fund Registrant, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund Registrant and the Acquiring Fund of all of their obligations to be performed by them pursuant to this Agreement on or before the Effective Time, and, in addition thereto, subject to the following further conditions unless waived by the Acquired Fund
Registrant in writing:
(a)   All representations and warranties of the Acquiring Fund
Registrant, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective
Time with the same force and effect as if made at and as of the Effective Time; provided that the Acquiring Fund and the Acquiring Fund Registrant shall be given a period of ten
Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.
(b) The Acquiring Fund shall have furnished to the Acquired Fund the opinion of Pepper Hamilton LLP dated as of the Effective
Time, substantially to the effect that:
                  (i) the Acquiring Fund Registrant is a business trust, validly existing under the laws of the Commonwealth of Massachusetts, and, to such counsel's knowledge, has power under the Touchstone Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;
                  (ii) the Acquiring Fund Registrant is registered with the SEC under the 1940 Act as an open-end management investment company and, to such counsel's knowledge, its registration with the SEC is in full force and effect;
                  (iii) the Acquiring Fund Shares to be issued and delivered by the Acquiring Fund Registrant pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;
                  (iv) except as disclosed in writing to the Acquired Fund, such counsel knows of no material legal proceedings pending against the Acquiring Fund Registrant;
                  (v) the execution and delivery of this Agreement has been duly authorized by all requisite trust action; this Agreement has been duly executed and delivered by the Acquiring Fund Registrant on behalf of the Acquiring Fund, and, assuming due authorization, execution and delivery by the Acquired Fund Registrant on behalf of the Acquired Fund, constitutes a valid and legally binding obligation of the Acquiring Fund Registrant, on behalf of the Acquiring Fund, enforceable against the Acquiring Fund Registrant in accordance with its terms;
                  (vi) the Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC;
                  (vii) the execution and delivery of this Agreement by the Acquiring Fund Registrant did not and the consummation of the transactions herein contemplated by the Acquiring Fund
Registrant will not result in a material breach of the terms or provisions of, or constitute a material default under the Touchstone Governing Documents;
                  (viii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material violation by the Acquiring
Fund Registrant or the Acquiring Fund of any provisions of any statutory federal securities Law or the statutory laws of the Commonwealth of Massachusetts as they relate to voluntary associations commonly referred to as "Massachusetts business trusts;" and
                  (ix) to the knowledge of such counsel, no consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required to be made on the part of the Acquiring Fund Registrant in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and the laws of the Commonwealth of Massachusetts.
      Such opinion shall be subject to such qualifications or limitations as are customary with respect to the subject matter thereof. In rendering such opinion, Pepper Hamilton LLP may rely upon certificates of officers of the Acquiring Fund Registrant and of public officials as to matters of fact.
(c) The Acquiring Fund shall have furnished to the Acquired Fund a certificate of the Acquiring Fund, signed by the President or Vice President and Treasurer of the Acquiring Fund Registrant, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration
Statement (and any supplement thereto) and this Agreement and that:
(i) to the best of their Knowledge, the representations and warranties of the Acquiring Fund Registrant in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquiring Fund
Registrant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and
(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to such officers'
Knowledge, threatened in writing.

(d) An officer of the Acquired Fund Registrant shall have received the confirmation from the Acquiring Fund or BNY Mellon required under paragraph 3.4 of this Agreement.

(e) The Acquiring Fund shall have duly executed and delivered to the Acquired Fund such assumptions of Liabilities and other instruments as the Acquired Fund may reasonably deem necessary or desirable to evidence the transactions contemplated by this Agreement, including the assumption of the Liabilities of the Acquired Fund by the Acquiring Fund.

(f) The Acquiring Fund Registrant, on behalf of the Acquiring Fund, shall have entered into an expense limitation agreement with Touchstone Advisors consistent with the form of expense limitation agreement filed with the Registration Statement and in the amounts and duration as disclosed in the Registration Statement.

      6.2 Conditions Precedent to Obligations of the Acquiring Fund Registrant. The obligations of the Acquiring Fund Registrant, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund Registrant and the Acquired Fund of all of their obligations to be performed by them pursuant to this Agreement on or before the Effective Time, and, in addition thereto, subject to the following further conditions unless waived by the Acquiring Fund Registrant in writing:
            (a) All representations and warranties of the Acquired Fund Registrant, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that the Acquired Fund and the Acquired Fund Registrant shall be given a period of ten Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

            (b) The Acquired Fund shall have furnished to the Acquiring Fund the opinion of Vedder Price P.C. dated as of the Effective Time, substantially to the effect that:

                  (i) the Acquired Fund Registrant is a business trust, validly existing under the laws of the Commonwealth of Massachusetts, and, to such counsel's knowledge, has power under the Fifth Third Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

                  (ii) the Acquired Fund Registrant is registered with the SEC under the 1940 Act as an open-end management investment company and, to such counsel's knowledge, its registration with the SEC is in full force and effect;

                  (iii) except as disclosed in writing to the Acquiring Fund, such counsel knows of no material legal proceedings pending against the Acquired Fund Registrant;

                  (iv) the execution and delivery of this Agreement has been duly authorized by all requisite trust action; this Agreement has been duly executed and delivered by the Acquired Fund Registrant on behalf of the Acquired Fund and, assuming due authorization, execution and delivery by the Acquiring Fund Registrant on behalf of the Acquiring Fund, constitutes a valid and legally binding obligation of the Acquired Fund Registrant, on behalf of the Acquired Fund, enforceable against the Acquired Fund Registrant in accordance with its terms;

                  (v) the execution and delivery of this Agreement by the Acquired Fund Registrant did not and the consummation of the transactions herein contemplated by the Acquired Fund Registrant will not result in a material breach of the terms or provisions of, or constitute a material default under, the Fifth Third Governing Documents (assuming that approval of shareholders of the Acquired Fund has been obtained);

                  (vi) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not result in a material violation by the Acquired Fund Registrant or the Acquired Fund of any provisions of any statutory federal securities Law or the statutory laws of the Commonwealth of Massachusetts as they relate to voluntary associations commonly referred to as "Massachusetts business trusts;" and

                  (vii) to the knowledge of such counsel, no consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required to be made on the part of the Acquired Fund Registrant in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and the laws of the Commonwealth of Massachusetts and such authorizations and filings as are necessary to terminate the Acquired Fund as a series of a Massachusetts business trust.

          Such opinion shall be subject to such qualifications or limitations as are customary with respect to the subject matter thereof. In rendering such opinion, Vedder Price P.C. may rely upon certificates of officers of the Acquired Fund Registrant and of public officials as to matters of fact.

           (c) The Acquired Fund shall have furnished to the Acquiring Fund the unaudited financial statements required by paragraph 5.6.

            (d) The Acquired Fund shall have furnished to the Acquiring Fund a certificate of the Acquired Fund, signed by the President or Vice President and Treasurer of the Acquired Fund Registrant, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus, the Registration Statement (and any supplement thereto) and this Agreement and that:
                  (i) to the best of their Knowledge, the representations and warranties of the Acquired Fund Registrant in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquired Fund Registrant has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

                  (ii) since the date of the most recent financial statements of the Acquired Fund included in the Proxy
Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business of the Acquired Fund (other than changes in the ordinary course of business, including, without limitation, dividends and other distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in the Proxy Statement/Prospectus (or any supplement thereto).

            (e) The Acquired Fund shall have duly executed and delivered to the Acquiring Fund Registrant such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the Acquired Fund's custodian and instructions to the Acquiring Fund Registrant's transfer agent ("Transfer Documents") as the Acquiring Fund Registrant may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund of all of the right, title and interest of the Acquired Fund in and to the respective Fund Assets of the Acquired Fund. In each case, the Fund Assets of the Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

            (f) The Acquiring Fund shall have received: (i) a certificate of an authorized signatory of Acquired Fund Custodian, as custodian for the Acquired Fund, stating that the Fund Assets of the Acquired Fund have been delivered to the Acquiring Fund; (ii) a certificate of an authorized signatory of Brown Brothers Harriman & Co., as custodian for the Acquiring Fund, stating that the Fund Assets of the Acquired Fund have been received; and (iii) a certificate of an authorized signatory of the Acquired Fund confirming that the Acquired Fund has delivered its records containing the names and addresses of the record holders of the Acquired Fund shares and the number and percentage (to three decimal places) of ownership of the Acquired Fund shares owned by each such holder as of the close of business at the Valuation Time.

            (g) At the Valuation Time and Effective Time, except as previously disclosed to the Acquiring Fund in writing, and except as have been corrected as required by applicable Law, there shall have been no material miscalculations of the net asset value of the Acquired Fund during the twelve-month period preceding the Valuation
Time and Effective Time, and all such calculations shall have been made in accordance with the applicable provisions of the 1940 Act. At the Valuation Time and Effective Time, all Liabilities chargeable to the Acquired Fund which are required to be reflected in the net asset value per share of a share class of the Acquired Fund in accordance with applicable Law will be reflected in the net asset value per share of the Acquired Fund.
            (h) The Acquired Fund's agreements with each of its service contractors shall have terminated at the Effective Time, and each Party has received assurance that no claims for damages (liquidated or otherwise) will arise as a result of such termination.

ARTICLE VII
FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE
ACQUIRING FUND AND ACQUIRED FUND
      If any of the conditions set forth below do not exist on or before the Effective Time with respect to the Acquired Fund or the Acquiring
Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:
      7.1 This Agreement and the transactions contemplated herein, with respect to the Acquired Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with applicable law and the provisions of the Fifth Third Governing Documents. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 7.1.
      7.2 At the Effective Time, the SEC shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.
      7.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the SEC and of state securities authorities, including any necessary "no-action" positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a Material Adverse Effect on the assets or properties of the Acquiring Fund or the Acquired Fund, provided that either party hereto may waive any such conditions for itself.
      7.4 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding relating to the Registration Statement shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
      7.5 Each of the Acquiring Fund and the Acquired Fund shall have received a favorable opinion of Pepper Hamilton LLP substantially to the effect that, for federal income tax purposes:
                  (i) The acquisition by the Acquiring Fund of all of the assets of the Acquired Fund solely in exchange for the Acquiring Fund's assumption of the Liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution of such Acquiring Fund Shares by the Acquired Fund in complete liquidation to the Acquired Fund shareholders in exchange for their Acquired Fund shares, all as provided in this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;
                  (ii) Under Code Section 361, no gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to the Acquired Fund shareholders in complete liquidation, as contemplated in this Agreement;
                  (iii) Under Code Section 1032, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the assumption of the Liabilities of the Acquired Fund and issuance of the Acquiring Fund
Shares as contemplated in this Agreement;
                  (iv) Under Code Section 362(b), the tax basis of the assets of the Acquired Fund received by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired
Fund immediately prior to the Reorganization;
                  (v) Under Code Section 1223(2), the holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;
                  (vi) Under Code Section 354, no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of all of their Acquired Fund shares solely for the Acquiring Fund
Shares in the Reorganization;
                  (vii) Under Code Section 358, the aggregate tax basis of the Acquiring Fund Shares to be received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;
                  (viii) Under Code Section 1223(1), an Acquired Fund shareholder's holding period for the Acquiring Fund Shares to be received will include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder, provided that the Acquired Fund shareholder held the Acquired Fund shares as a capital asset at the time of the Reorganization.
No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Acquired Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Acquired Fund shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in
Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.
      Such opinion shall be based on customary assumptions, limitations and such representations as Pepper Hamilton LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Acquiring
Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 7.5.
ARTICLE VIII
EXPENSES
      8.1 The Acquired Fund and the Acquiring Fund will not bear any expenses associated with their participation in the Reorganization, except as contemplated in this Article VIII. Touchstone Advisors, FTAM and/or their respective Affiliates will bear and pay, in such proportion as may be agreed upon in writing by such parties, all fees and expenses associated with the Parties' participation in the Reorganization without regard to whether the Reorganization is consummated. Reorganization expenses shall include, without limitation, obtaining shareholder approval of the Reorganization. The Acquiring Fund shall bear expenses associated with the qualification of Acquiring Fund Shares for sale in the various states.
      8.2 All such fees and expenses so borne and paid by Touchstone Advisors, FTAM and/or their respective Affiliates shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Touchstone Advisors, FTAM and/or their Affiliates to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue
Service Rev. Ruling 73-54, 1973-1 C.B. 187. The responsibility for payment shall be allocated between Touchstone Advisors and FTAM (and/or any Affiliate thereof) as may be agreed in writing by and between Touchstone Advisors and FTAM.

ARTICLE IX
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
      9.1 The Acquiring Fund Registrant, on behalf of the Acquiring Fund, and the Acquired Fund Registrant, on behalf of the Acquired Fund, agree that neither party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between the parties.
      9.2 Except as specified in the next sentence set forth in this paragraph 9.2, the representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, shall not survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Effective Time shall continue in effect beyond the consummation of the transactions contemplated hereunder.
ARTICLE X
TERMINATION
      This Agreement may be terminated by the mutual agreement of the Acquiring Fund Registrant and the Acquired Fund Registrant. In addition, either the Acquiring Fund Registrant or the Acquired Fund Registrant may at its option terminate this Agreement at or before the Effective Time due to:
a) a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or before the Effective Time, if not cured within 30 days; or
b) a condition herein expressed to be precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met.
      In addition to the foregoing, this Agreement shall terminate automatically upon the termination of the Purchase Agreement.
      In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of any of the Acquiring Fund, the Acquiring Fund Registrant, the Acquired Fund, the Acquired Fund Registrant, or their respective trustees or their respective officers.
ARTICLE XI
AMENDMENTS

      This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquired Fund Registrant, on behalf of the Acquired Fund, and the Acquiring Fund Registrant, on behalf of the Acquiring Fund, and as specifically authorized by their respective Boards; provided, however, that following the meeting of the Acquired Fund shareholders called by the Acquired Fund pursuant to paragraph 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Acquired Fund shareholders under this Agreement to the detriment of such shareholders without their further approval.
ARTICLE XII

HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY
      The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.
      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws rules thereof that would require the application of the laws of another jurisdiction.
      This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, trust, or entities other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
      It is expressly agreed that the obligations of the Acquiring Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquiring Fund Registrant personally, but shall bind only the property of the Acquiring Fund, as provided in the Declaration of Trust of the Acquiring Fund Registrant. The execution and delivery of this Agreement have been authorized by the Touchstone Board on behalf of the Acquiring Fund and signed by authorized officers of the Acquiring Fund Registrant, acting as such. Neither the authorization by the Touchstone Board nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquiring Fund as provided in the Declaration of Trust of the Acquiring Fund Registrant.
      It is expressly agreed that the obligations of the Acquired Fund hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents, or employees of the Acquired Fund Registrant personally, but shall bind only the property of the Acquired Fund, as provided in the Declaration of Trust of the Acquired Fund Registrant. The execution and delivery of this Agreement have been authorized by the Fifth Third Board on behalf of the Acquired Fund and signed by authorized officers of the Acquired Fund Registrant, acting as such. Neither the authorization by the Fifth Third Board nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Acquired Fund as provided in the Declaration of Trust of the Acquired Fund Registrant.
ARTICLE XIII
DEFINITIONS
                    As used in this Agreement, the following terms have the following meanings:
          "Action or Proceeding" means any action, suit or proceeding by any Person, or any investigation or audit by any Governmental or Regulatory Body.
    "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.
          "Affiliated Person" shall mean, with respect to any Person, an "affiliated person" of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.
          "Books and Records" means a Parties' accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by the Parties with respect to the Acquired Fund or the Acquiring Fund, as applicable, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.
          "Business Day" means a day other than (a) a day which the New York Stock Exchange is closed, (b) Saturday or Sunday or (c) a day during which trading on the New York Stock Exchange is restricted.
          "Governmental or Regulatory Body" means any court, tribunal, or government or political subdivision, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.
          "Knowledge" means (i) with respect to the Acquired Fund Registrant and the Acquired Fund, the actual knowledge of the Acquired Fund Registrant's officers and FTAM in its capacity as adviser to the Acquired Fund; and (ii) with respect to the Acquiring Fund Registrant and the Acquiring Fund, the actual knowledge of the Acquiring Fund Registrant's officers, or Touchstone Advisors in its respective capacity as a service provider to the Acquiring Fund Registrant.
          "Law" means any law, statute, rule, regulation or ordinance of any Governmental or Regulatory Body.
          "Material Adverse Effect" as to any Person means a material adverse effect on the business, results of operations or financial condition of such Person. For purposes of this definition, a decline in net asset value of the Acquired Fund or Acquiring Fund arising out of its investment operations or declines in market values of securities in its portfolio, the discharge of liabilities, or the redemption of shares representing interests in such fund, shall not constitute a "Material Adverse Effect."
    "NYSE" means New York Stock Exchange.
          "1940 Act" means the Investment Company Act of 1940, as amended.
          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.
          "Order" means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

          "Purchase Agreement" means the Stock and Bond Mutual Funds Purchase Agreement by and among Touchstone Advisers, FTAM and Fifth Third Financial Corporation, dated April 4, 2012.

          "Fifth Third Governing Documents" means the Amended and
Restated By-Laws of Fifth Third Funds dated December 10, 2008 and the Amended and Restated Declaration of Trust of Fifth Third Funds dated November 6, 2003, as they may be amended from time to time.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Touchstone Governing Documents" means the By-laws of LG Investment Trust as amended through April 5, 1989 and the Restated Agreement and Declaration of Trust dated May 19, 1993, as amended through November 17, 2011, as they may be amended from time to time.


IN WITNESS WHEREOF, the Parties, Touchstone Advisors, Inc. and Fifth Third Asset Management, Inc. have caused this Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.



FIFTH THIRD FUNDS, on behalf of each of its separate series reflected on Exhibit A


By:  /s/ E. Keith Wirtz
Name:  E. Keith Wirtz
Title:  President


TOUCHSTONE STRATEGIC TRUST, on behalf of each of its separate series reflected on Exhibit A

By:  /s/ Terrie Wiedenheft
Name:  Terrie Wiedenheft
Title:  Treasurer




FIFTH THIRD ASSET MANAGEMENT, INC.


By:  /s/ E. Keith Wirtz
Name:  E. Keith Wirtz
Title:  President




Solely for purposes of Article VIII




TOUCHSTONE ADVISORS, INC.


By:  /s/ Terrie Wiedenheft
Name:  Terrie Wiedenheft
Title:  SVP & CFO




By:  /s/ Steve Graziano
Name:  Steve Graziano
Title:  President




Solely for purposes of Article VIII
[Signature Page to Agreement and Plan of Reorganization]


EXHIBIT A
The following chart shows (i) each Acquired Fund and its classes of shares and (ii) the corresponding Acquiring Fund and its classes of shares:



Acquired Fund, each a series of      Acquiring Fund, each
FIFTH THIRD FUNDS, and its           a series of TOUCHSTONE
Classes of Shares                    STRATEGIC TRUST, and its
                                     Classes of Shares

Fifth Third Micro Cap Value Fund     Touchstone Micro Cap Value Fund
     Class A                         Class A
     Class B                         Class A
     Class C                         Class C
     Institutional                   Class Y
Fifth Third Small Cap Value Fund    Touchstone Small Company Value Fund
     Class A                        Class A
     Class B                        Class A
     Class C                        Class C
     Institutional                  Class Y
Fifth Third International Equity
 Fund                               Touchstone International Value Fund
     Class A                        Class A
     Class B                        Class A
     Class C                        Class C
     Institutional                  Class Y
Fifth Third Strategic Income Fund   Touchstone Strategic Income Fund
     Class A                        Class A
     Class B                        Class A
     Class C                        Class C
     Institutional                  Class Y